TEMPUR SEALY PROVIDES IMPROVED SECOND QUARTER EXPECTATIONS

–Improved Net Sales and EBITDA Outlook
–E-Commerce Experiencing Strong Sales Growth in U.S. and Worldwide

LEXINGTON, KY, June 17, 2020 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today provided an update on its expected second quarter financial results. Quarter-to-date orders have significantly improved from previous expectations and the Company now estimates total second quarter net sales to be down only 15% compared to prior year as strong sales in May and early June are mitigating a very difficult April. This improvement in order trends has been broad-based geographically, driven by improving wholesale channel trends and continued robust growth of over 125% from global e-commerce quarter-to-date.

Additionally, the Company now expects in the second quarter to achieve at least $50 million of unadjusted EBITDA and to report a ratio of consolidated indebtedness less netted cash to adjusted EBITDA within the Company’s target range of 2.5 to 3.5 times. Account receivable aging is consistent with the same period last year and full quarter operating cash is expected to be positive.

Tempur Sealy Chairman and CEO Scott Thompson commented, “This has been a very difficult period to forecast as shelter-in-place orders and other COVID-19 related issues impact the bedding market. But there is no question that post-April order trends have been strong. Internationally, trends have improved as the majority of our markets have returned to growth. Additionally, I am pleased to highlight that in the U.S., our largest market, both Tempur-Pedic and Sealy branded products have also grown year-over-year in the month of May and through June to-date. Most third-party retailers have reported seeing this growth both in-store and online. In stores, most retailers are experiencing lower average selling prices and reduced foot traffic, with stronger closing rates compared to last year. The online channel for most everyone, including third-party retailers and direct-to-consumer, has been very strong throughout the quarter. In fact, our global e-commerce sales are up over 125% quarter-to-date while experiencing lower customer acquisition costs.”

Thompson continued, “Our flexible operating model has quickly adjusted to the improved trends and increased volume. In the U.S., we have brought back almost all plant employees to facilitate servicing current demand. The rapid change in market conditions over the last few months has resulted in some short-term inefficiencies, but we believe these issues are manageable as compared to the difficulties faced from the significant sales declines in April.”

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside of the Company's control. The Company also noted that it was providing this update due to the unusual circumstances resulting from the COVID-19 pandemic and related economic downturn. The Company is not adopting any policy or practice of providing any mid-quarter updates on net sales, monthly net sales, unadjusted EBITDA, ratio of consolidated indebtedness less netted cash to adjusted EBITDA, operating cash or other aspects of its financial performance.

Non-GAAP Financial Measures
Unadjusted EBITDA and ratio of consolidated indebtedness less netted cash to adjusted EBITDA are non-GAAP financial measures. Amounts shown for the Company’s second quarter 2020 financial targets represent management estimates of performance based on the Company’s guidance provided on the date of this press release. The Company notes that it is unable to reconcile forward-looking unadjusted EBITDA to GAAP net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income in the second quarter of 2020 but would not impact unadjusted EBITDA. These items that impact comparability may include income taxes and other items. For additional information regarding unadjusted EBITDA and the Company’s ratio of consolidated indebtedness less netted cash to adjusted EBITDA, please refer to the Company’s press release dated April 30, 2020.

Forward-Looking Statements
This press release may be deemed to include statements that are “forward-looking” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “expects”, “estimates”, “believes” and variations of such words or similar expressions are intended to identify such statements. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding net sales, unadjusted EBITDA, ratio of consolidated indebtedness less netted cash to adjusted EBITDA, operating cash and performance generally for the second quarter of 2020 and subsequent periods and the Company's expectations for emerging from the market downturn. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These risk factors include the duration, scope and severity of COVID-19 and its effects on the Company's business and operations, including the disruption or delay of production and delivery of materials and products in the Company's supply chain; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the impact of travel bans, work-from-home policies, or shelter-in-place orders; a temporary or prolonged shutdown of manufacturing facilities or retail stores and decreased retail traffic; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; consumer acceptance of the Company's products; general economic, financial and industry conditions, particularly conditions relating to liquidity, financial performance and related credit issues present in the retail sector; financial distress among the Company's business partners, customers and competitors, and financial solvency and related problems experienced by other market participants, any of which may be amplified by the effects of COVID-19. Other potential risk factors include the risk factors discussed under the heading “Risk Factors” in Part I, ITEM 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, ITEM 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) is the world's largest bedding manufacturer. Tempur Sealy International, Inc. develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company’s brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com